Exhibit 5.1
January 30, 2009

BioCancell Therapeutics Inc.
Beck Science Center
8 Hartom St, Har Hotzvim
Jerusalem 97775

Re:      Registration Statement on Form S-1, Registration No. 333-156252

Ladies and Gentlemen:

This opinion is furnished to you in connection with a registration statement on Form S-1 (the “Registration Statement”), initially filed on December 17, 2008, and as amended on the date hereof, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration for resale of 1,872,780 shares (the “Registered Shares”) of Common Stock, $0.01 par value (“Common Stock”), of BioCancell Therapeutics Inc., a Delaware corporation (the “Company”). We understand that the Registered Shares are being registered to permit the resale of such Common Stock by the holders thereof from time to time after the effective date of the Registration Statement. This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part thereof (the “Prospectus”), other than as expressly stated herein with respect to the validity of the Shares.

We have acted as special counsel for the Company in connection with its preparation of the Registration Statement. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and instruments as we have deemed necessary.

The opinions expressed below are limited to the Delaware General Corporation Law, and we express no opinion with respect to any other laws.

Based on the foregoing, we are of the opinion that the Registered Shares have been duly authorized and are validly issued, fully paid and non-assessable.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

It is understood that this opinion is to be used only in connection with the offer and sale of the Registered Shares while the Registration Statement is in effect.

Very truly yours,
/s/ Greenberg Traurig LLP
Greenberg Traurig LLP